UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

March 11, 2016

Date of Report (Date of earliest event reported)

Viad Corp

(Exact name of registrant as specified in its charter)

Delaware	001-11015	36-1169950
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1850 North Central Avenue, Suite 1900, Phoenix, Arizona	85004-4565
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 207-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	OTHER EVENTS

On March 11, 2016, Viad Corp (the “Company”) acquired CIRI Alaska Tourism Corporation (“CATC”), the operator of an Alaskan tourism business that includes a marine sightseeing tour business, three lodges, and a package tour business. The operations of CATC, whose primary operating season runs from May through September, will be integrated into the Alaska operations of the Company’s Travel & Recreation Group. The purchase price was $45 million in cash, subject to certain adjustments, and was financed under the Company’s credit facility.

The addition of CATC to the Company’s portfolio of integrated tourism assets reflects management’s belief that the acquisition is aligned with the “Refresh, Build, Buy” growth strategy of the Travel & Recreation Group, including the Company’s stated target valuation range. Further, management believes that CATC’s unique, high-margin businesses add scale across the Alaskan rail belt tourism corridor (which includes Seward, Talkeetna, and Denali) and offer cross-selling opportunities and operational synergies within familiar geographic regions and lines of business, and expects that the acquisition will be accretive to the Company’s 2016 earnings.

CATC’s Kenai Fjords Tours operation features guided glacier and wildlife boat cruises in and around the Kenai Fjords National Park, and also includes a day lodge with food service, transportation between Fox Island and the Kenai Fjords Wilderness Lodge, a ticket office, clothing and gift shops, employee housing, and administrative offices. With the addition of this nine-vessel tourism operation, the Company now operates the largest day cruise fleet in South Central Alaska. The Talkeetna Alaskan Lodge is a 212-room lodge overlooking Denali and the Alaska Range in the community of Talkeetna. The Seward Windsong Lodge, a collection of lodges with a total of 180 rooms, is situated on the banks of the Resurrection River in the town of Seward, eight miles from the entrance to Kenai Fjords National Park. The Talkeetna Alaskan Lodge and the Seward Windsong Lodge each have a full-service restaurant, a lounge, and conference facilities. The Kenai Fjords Wilderness Lodge consists of eight cabins on Fox Island, which is located in Resurrection Bay and accessible by boat. Alaska Heritage Tours, CATC’s package tour business, combines complementary products and services offered by partner companies with CATC’s offerings to create customized Alaskan vacations for its guests.

Forward-Looking Statements

As provided by the safe harbor provision under the Private Securities Litigation Reform Act of 1995, the Company cautions readers that, in addition to historical information contained herein, this Current Report on Securities and Exchange Commission (“SEC”) Form 8-K (this “Current Report”) includes certain information, assumptions, and discussions that may constitute forward-looking statements. These forward-looking statements are not historical facts, but reflect current estimates, projections, expectations, or trends concerning future growth, operating cash flows, availability of short-term borrowings, consumer demand, new or renewal business, investment policies, productivity improvements, ongoing cost reduction efforts, efficiency, competitiveness, legal expenses, tax rates and other tax matters, foreign exchange rates, and the realization of restructuring cost savings. Actual results could differ materially from those discussed in the forward-looking statements. The businesses of the Company can be affected by a host of risks and uncertainties. Among other things, natural disasters, gains and losses of customers, consumer demand patterns, labor relations, purchasing decisions related to customer demand for exhibition and event services, existing and new competition, industry alliances, consolidation and growth patterns within the industries in which the Company competes, acquisitions, capital allocations, adverse developments in liabilities associated with discontinued operations, and any deterioration in the economy may individually or in combination impact future results. In addition to factors mentioned elsewhere, economic, competitive, governmental, technological, capital marketplace, and other factors, including terrorist activities or war, a pandemic health crisis, and international conditions, could affect the forward-looking statements in this Current Report. Additional information concerning business and other risk factors that could cause actual results to materially differ from those in the forward-looking statements can be found in the Company’s annual and quarterly reports filed with the SEC.

Information about the Company obtained from sources other than the company may be out-of-date or incorrect. Please rely only on press releases, SEC filings, and other information provided by the Company, keeping in mind that forward-looking statements speak only as of the date made. The Company undertakes no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect events or circumstances arising after the date as of which the forward-looking statements were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Viad Corp
(Registrant)

March 11, 2016	By:	/s/ Leslie S. Striedel
Leslie S. Striedel
Chief Accounting Officer